UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2020, W. Mark Meyer notified Altus Midstream Company (the “Company”) of his resignation as a director and the Chairman of the Company’s board of directors (the “Board”), effective on March 31, 2020. Mr. Meyer stated that he does not have any disagreement with the Company or management on any matter relating to the Company’s operations, policies, or practices.

Effective April 2, 2020, the Board appointed Clay Bretches, the Company’s Chief Executive Officer and President and a current member of the Board, as the new Chairman of the Board.

Effective April 2, 2020, the Board appointed Stephen P. Noe as a new director of the Company’s Board, with a term expiring at the Company’s annual meeting of stockholders in 2020. Mr. Noe was designated by Apache Corporation (“Apache”) to fill the vacancy on the Board created by Mr. Meyer’s resignation. Mr. Noe is an employee of Apache and, as such, does not receive additional compensation for the services he will provide as a member of the Company’s Board.

No material plan, contract, or arrangement was entered into or materially amended, and there was no grant or award to Mr. Noe or modification thereto under any such plan, contract, or arrangement, in connection with his appointment to the Board. Mr. Noe has (i) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, (ii) no arrangements or understandings with any other person pursuant to which he was selected as a director, and (iii) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with Apache.

Mr. Noe currently serves as the Company’s vice president, Business Development and as senior manager, Midstream Business Development at Apache, both since March 2020. Mr. Noe served as executive vice president and chief operating officer of Sendero Midstream Partners since January 2019, having previously served as vice president of Engineering and Operations since January 2017 and vice president of Business Development since May 2014. He has 35 years of career experience in executive management, business development, asset P&L management, joint venture management, gas and NGL marketing, and engineering operations. Prior to Sendero, he was vice president and general manager at Boardwalk Field Services, where he led the effort to create a new midstream business for Boardwalk with major projects in Eagle Ford and Marcellus/Utica. Prior to Boardwalk, he led midstream asset teams at Enbridge and DCP Midstream and has developed numerous gas, oil, and NGL midstream businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: April 2, 2020	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary